Exhibit 10.1

THIRD AMENDMENT

TO REVOLVING CREDIT AND GUARANTY AGREEMENT AND

FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AND GUARANTY AGREEMENT AND FIRST AMENDMENT TO PLEDGE AND SECURITY AGREEMENT (this “Amendment”) is dated as of October 15, 2010, and is entered into by and among NEWPAGE CORPORATION, a Delaware corporation (“NewPageCo” or “Borrower”), NEWPAGE HOLDING CORPORATION, a Delaware corporation (“NewPageHoldCo”), the GUARANTORS listed on the signature pages hereto, CERTAIN FINANCIAL INSTITUTIONS listed on the signature pages hereto (each a “Lender” and collectively, the “Lenders”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company (“WFCF” as hereinafter further defined), as Collateral Agent (and as the permitted successor to JPMorgan Chase Bank, N.A. (“JPM”), as the former Collateral Agent, pursuant to the terms of the Agents Resignation and Appointment Agreement (as defined below), in such capacity, “Collateral Agent”), and WFCF, as Administrative Agent (and as the permitted successor to Goldman Sachs Credit Partners L.P. (“GSCP”), as the former Administrative Agent, pursuant to the terms of the Agents Resignation and Appointment Agreement, in such capacity, “Administrative Agent”), and is made with reference to (i) that certain REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of December 21, 2007 (as amended by that certain First Amendment to Revolving Credit and Guaranty Agreement, dated as of September 11, 2009 and that certain Second Amendment to Revolving Credit and Guaranty Agreement, dated as of January 28, 2010, the “Credit Agreement”), by and among NewPageCo, NewPageHoldCo, the subsidiaries of NewPageCo named therein, Lenders, Administrative Agent, Collateral Agent and the other Agents named therein, (ii) that certain REVOLVING CREDIT PLEDGE AND SECURITY AGREEMENT, dated as of December 21, 2007 (the “Pledge and Security Agreement”), by and among NewPageCo, NewPageHoldCo, the subsidiaries of NewPageCo named therein and JPM, as Collateral Agent, and (iii) that certain RESIGNATION OF AGENTS AND APPOINTMENT OF SUCCESSOR AGENTS, dated as of the date hereof (the “Agents Resignation and Appointment Agreement”), by and among GSCP, as the existing administrative agent, JPM, as the existing collateral agent, WFCF and the Lenders party thereto, as acknowledged by the Credit Parties.

RECITALS

WHEREAS, in accordance with Section 10.7 of the Credit Agreement, GSCP has resigned as Administrative Agent and JPM has resigned as Collateral Agent and WFCF has been appointed by the Requisite Lenders as successor Administrative Agent and successor Collateral Agent pursuant to the terms of the Agents Resignation and Appointment Agreement;

WHEREAS, the Credit Parties have requested that Requisite Lenders agree to amend certain provisions of the Credit Agreement and the Pledge and Security Agreement as provided for herein; and

WHEREAS, subject to certain conditions contained herein, Requisite Lenders are willing to agree to such amendments to the Credit Agreement and the Pledge and Security Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. AMENDMENTS TO CREDIT AGREEMENT

1.1 Interpretation. Capitalized terms used herein (including the preamble and recitals hereto) without definition shall have the same meanings herein as set forth in the Credit Agreement after giving effect to this Amendment.

1.2 New Definitions.

A. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical sequence:

“Agents Resignation and Appointment Agreement” has the meaning given to such term in the preamble to the Third Amendment.

“Third Amendment” means the Third Amendment to Revolving Credit and Guaranty Agreement and First Amendment to Pledge and Security Agreement, dated as of October 15, 2010, among NewPageCo, NewPageHoldCo, the Guarantors listed on the signature pages thereto, Administrative Agent, Collateral Agent, and the Lenders party thereto.

“Third Amendment Effective Date” means the first date on which all of the conditions precedent to the effectiveness of the Third Amendment shall have been satisfied or shall have been waived by Administrative Agent.

“Wells Fargo” means Wells Fargo Bank, National Association, successor by merger to Wachovia Bank, National Association, and its permitted successors and assigns.

“WFCF” means Wells Fargo Capital Finance, LLC, a Delaware limited liability company, and its permitted successors and assigns.

1.3 Amendments to Definitions.

A. The introductory clause of the Credit Agreement is hereby amended by (i) deleting the reference to “Wachovia Bank, National Association (“Wachovia”), as Co-Documentation Agent” and amending and restating it with the reference to “Wells Fargo Capital Finance, LLC, (“WFCF”), as Co-Documentation Agent” and (ii) deleting the reference to “Wachovia” and replacing it with “WFCF”.

B. Section 1.1 of the Credit Agreement is hereby further amended by deleting the reference to “GSCP” in the definition of “Adjusted Eurodollar Rate” and replacing it with “Wells Fargo”.

C. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Administrative Agent” in its entirety as follows:

“Administrative Agent” means WFCF, as successor to GSCP, in its capacity as Administrative Agent, and such successors and assigns of Wells Fargo as permitted hereby.

D. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Banking Services” in its entirety as follows:

“Banking Services” means treasury management services (including without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts, interstate depository network services and purchasing cards and similar programs) provided to any Credit Party by any Banking Services Provider; provided, however, that for obligations with respect to any of the foregoing to be included as a “Banking Services Obligation” the applicable Banking Services Provider and the Company must have previously provided written notice to Administrative Agent and Collateral Agent of (i) the provision of such Banking Services, and (ii) the maximum dollar amount of obligations arising thereunder to be included as Banking Services Obligations (the “Banking Services Amount”). No Banking Services Amount may be established or increased at any time that a Default or an Event of Default shall have occurred and be continuing, and in no event shall the aggregate amount of all Banking Services Amounts exceed $20,000,000 (and no additional Banking Services Amounts may be included as Banking Services Obligations at any time that the then existing Banking Services Amounts equals $20,000,000). Subject to the foregoing limitations, the Banking Services Amount of any Banking Services Provider may be increased or decreased from time to time by notice from such Banking Services Provider and the Company to Administrative Agent and Collateral Agent.

E. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Banking Services Provider” in its entirety as follows:

“Banking Services Provider” means (a) as of the Closing Date through and including December 31, 2010, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo, Royal Bank of Canada, and their respective Affiliates and (b) effective on January 1, 2011 and at all times thereafter, Wells Fargo, Royal Bank of Canada, or any of their respective Affiliates (except as Administrative Agent shall otherwise agree in writing).

F. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Collateral Agent” in its entirety as follows:

“Collateral Agent” means WFCF, as successor to JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent, and such successors and assigns of WFCF as permitted hereby.

G. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Issuing Bank” in its entirety as follows:

“Issuing Bank” means (i) JPMorgan Chase Bank, N.A., with respect to any Letter of Credit issued hereunder by JPMorgan Chase Bank, N.A. and (ii) Wells Fargo, with respect to any Letter of Credit issued hereunder by Wells Fargo, in each case together with its respective successors and assigns in such capacity. References to the “Issuing Bank” under this Agreement or any other Credit Document shall mean either or both of JPMorgan Chase Bank, N.A. and Wells Fargo, as applicable.

H. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Obligations” in its entirety as follows:

“Obligations” means (i) all obligations of every nature of each Credit Party from time to time owed to the Agents (including former Agents), the Lenders or any of them under any Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, fees, expenses, indemnification or otherwise, and (ii) the due and punctual payment and performance of all Banking Services Obligations.

I. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the definition of “Swing Line Lender” in its entirety as follows:

“Swing Line Lender” means WFCF, in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

1.4 Register. Section 2.7(b) of the Credit Agreement is hereby amended by deleting each reference to “GSCP” and replacing it with “WFCF”.

1.5 Accounts and Accounts Collections.

A. The first sentence of Section 9.1(e)(i) of the Credit Agreement is hereby amended by deleting the phrase “, which, on the Closing Date, shall be account #695210443 maintained by JPMorgan Chase Bank, N.A.”.

B. Section 9.1(e)(iii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(iii) Any provision of this Section 9.1 to the contrary notwithstanding, (A) Credit Parties may maintain payroll accounts and trust accounts that are not a part of the Cash Management Systems; provided, that, no Credit Party shall accumulate or maintain cash in such payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements, (B) Credit Parties may maintain local cash accounts that are not a part of the Cash Management Systems which in the aggregate do not at any time contain funds in excess of $5,000,000, and (C) on and after the Third Amendment Effective Date, Credit Parties may establish and maintain a Blocked Account at Wells Fargo or Royal Bank of Canada that is not subject to a Deposit Account Control Agreement so long as the applicable Credit Parties and Wells Fargo or Royal Bank of Canada, as applicable, shall have delivered to Collateral Agent, in form and substance reasonably satisfactory to Collateral Agent, a Deposit Account Control Agreement with respect to such Blocked Account on or prior to November 15, 2010.”

C. Section 9.1(f) of the Credit Agreement is hereby amended by deleting the first sentence of such Section in its entirety and replacing it with the following:

“The Collateral Agent shall apply all funds received in the Collection Account on a daily basis to the repayment (by transferring same to the account of or pursuant to direction of Administrative Agent) of (i) first, fees and reimbursable expenses of Agents then due and payable; (ii) second, to interest then due and payable on all Loans, (iii) third, Overadvances, (iv) fourth, the Swing Line Loans, (v) fifth, Base Rate Loans, (vi) sixth, Eurodollar Rate Loans, together with all accrued and unpaid interest thereon (excluding Eurodollar Rate Loans (A) with respect to which the application of such payment would result in the payment of the principal prior to the last day of the relevant Interest Period and (B) which NewPageCo elects to continue pursuant to Section 2.8(b)), (vii) seventh, other amounts which are due (other than amounts relating to Banking Services Obligations) and (viii) last, Banking Services Obligations, in each case without a reduction in the Revolving Commitments; all further funds received in any of the Collection Account shall, unless an Event of Default has occurred and is continuing, be transferred or applied by the Collateral Agent in accordance with the directions of NewPageCo or the respective other Credit Party.”

1.6 Appointment of Collateral Agent as “Fonde de Pouvoir”. Section 9.3 of the Credit Agreement is hereby amended by deleting each reference to “JPMorgan Chase Bank, N.A.” and replacing it with “WFCF”.

1.7 Appointment of Agents. Section 10.1 of the Credit Agreement is hereby amended by amending and restating the second and third sentences of such Section in their entirety as follows:

“Effective on the Third Amendment Effective Date pursuant to the terms of the Agents Resignation and Appointment Agreement, WFCF is hereby appointed Administrative Agent hereunder and under the other Credit Documents and each Lender hereby authorizes WFCF as Administrative Agent to act as its agent in accordance with the terms hereof and the other Credit Documents. Effective on the Third Amendment Effective Date pursuant to the terms of the Agents Resignation and Appointment Agreement, WFCF is hereby appointed Collateral Agent hereunder and under the other Credit Documents and each Lender hereby authorizes WFCF as Collateral Agent to act as its agent in accordance with the terms hereof and the other Credit Documents.”

1.8 Powers and Duties. Section 10.2 of the Credit Agreement is hereby amended by deleting the fifth sentence of such Section in its entirety and replacing it with the following: “[Intentionally Deleted.]”.

1.9 Successors and Assigns. Section 11.6 of the Credit Agreement is hereby amended by deleting each reference to “GSCP” in subsections (c)(ii) and (d) of such Section and replacing it with “WFCF”.

1.10 Appendix B. Appendix B to the Credit Agreement is hereby amended by amending and restating the notice addresses for Administrative Agent and Collateral Agent in their entirety as follows:

“ADMINISTRATIVE AGENT:	Wells Fargo Capital Finance, LLC 12 East 49th Street New York, New York 10017 Attention: Portfolio Manager — NewPage Telecopier: (212) 545-4283

with a copy to:	Otterbourg, Steindler, Houston & Rosen, P.C. 230 Park Avenue New York, New York 10169 Attention: Jonathan N. Helfat, Esq. Telecopier: (212) 682-6104

COLLATERAL AGENT:	Wells Fargo Capital Finance, LLC 12 East 49th Street New York, New York 10017 Attention: Portfolio Manager — NewPage Telecopier: (212) 545-4283

with a copy to:	Otterbourg, Steindler, Houston & Rosen, P.C. 230 Park Avenue New York, New York 10169 Attention: Jonathan N. Helfat, Esq. Telecopier: (212) 682-6104”

SECTION II. AMENDMENTS TO PLEDGE AND SECURITY AGREEMENT

2.1 Preamble. The introductory clause of the Pledge and Security Agreement is hereby amended by deleting the parenthetical “(in such capacity as collateral agent, the “Collateral Agent”)” and amending and restating it with the parenthetical “(in such capacity as collateral agent, together with its permitted successors and assigns, the “Collateral Agent”)”.

2.2 Secured Parties. Section 1.1 of the Pledge and Security Agreement is hereby amended by amending and restating the definition of “Secured Parties” in its entirety as follows:

“Secured Parties” shall mean the Agents, the Lenders, the Banking Services Providers, the Issuing Banks and shall include, without limitation, all former Agents and Lenders to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents or Lenders and such Obligations have not been paid or satisfied in full.

2.3 Deposit Accounts. Section 4.4.3(c)(i) of the Pledge and Security Agreement is hereby amended by deleting the second sentence of such Section in its entirety and replacing it with the following:

“With respect to any Investment Related Property that is a “Deposit Account”, it shall cause the depositary institution maintaining such account to enter into an agreement substantially in the form of Exhibit D hereto (or otherwise reasonably acceptable to the Collateral Agent) (a “Deposit Account Control Agreement”), pursuant to which the Collateral Agent shall have, subject to the terms of the Intercreditor Agreement, both sole dominion and control (within the meaning of the common law) over such Deposit Account and “control” (within the meaning of Section 9-104 of the UCC) over such Deposit Account; provided, that, (A) the Grantors shall not be required to comply with this sentence with respect to Deposit Accounts that (x) are used exclusively as payroll accounts or trust accounts that are not a part of the Cash Management Systems; provided, that, no Grantor shall accumulate or maintain cash in any payroll accounts as of any date of determination in excess of the checks outstanding against such accounts as of such date and amounts necessary to meet minimum balance requirements, and (y) consist of local cash accounts that are not a part of the Cash Management Systems which in the aggregate do not at any time contain funds in excess of $5,000,000, and (B) the Grantors shall not be required to comply with this sentence until October 30, 2010 with respect to Deposit Accounts that consist of Blocked Accounts established at Wells Fargo or Royal Bank of Canada after the Third Amendment Effective Date (except as Administrative Agent shall otherwise agree in writing).”

2.4 Application of Proceeds. Section 7.2 of the Pledge and Security Agreement is hereby amended by amending and restating such Section in its entirety and replacing it with the following:

“7.2 Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and its agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent in connection therewith, and all amounts for which the Collateral Agent is entitled to indemnification hereunder (in its capacity as the Collateral Agent and not as a Lender) and all advances made by the Collateral Agent hereunder for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all Secured Obligations (other than Banking Services Obligations); third, to all Banking Services Obligations; and fourth, to the extent of any excess of such proceeds, to the payment to or upon the order of such Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.”

2.5 Exhibits to Security Agreement.

A. Each Exhibit to the Pledge and Security Agreement is hereby amended by deleting each reference to “JPMorgan Chase Bank, N.A.” and replacing it with “Wells Fargo Capital Finance, LLC”.

B. Each of Section 9 of Exhibit B to the Pledge and Security Agreement (Uncertificated Securities Control Agreement), Section 13 of Exhibit C to the Pledge and Security Agreement (Securities Account Control Agreement), and Section 12 of Exhibit D to the Pledge and Security Agreement (Deposit Account Control Agreement) is hereby amended by amending and restating the notice address for Revolving Credit Agent in its entirety as follows:

“Revolving Credit Agent:	Wells Fargo Capital Finance, LLC 12 East 49th Street New York, New York 10017 Attention: Portfolio Manager — NewPage Telecopier: (212) 545-4283”

SECTION III. CONDITIONS TO EFFECTIVENESS

This Amendment shall become effective as of the date hereof only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Third Amendment Effective Date”):

A. Execution. Administrative Agent shall have received a counterpart signature page of this Amendment duly executed by each of the Credit Parties and the Requisite Lenders.

B. Expenses. Administrative Agent shall have received, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid to Agents and Lenders by NewPageCo hereunder or any other Credit Document.

C. Necessary Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Amendment.

D. Other Documents. Administrative Agent shall have received, in form and substance satisfactory to it, the Agents Resignation and Appointment Agreement, duly authorized, executed and delivered by GSCP, JPM, the Requisite Lenders and WFCF and acknowledged by the Credit Parties.

SECTION IV. REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Credit Party which is a party hereto represents and warrants to each Lender that the following statements are true and correct in all material respects:

A. Corporate Power and Authority. Each Credit Party which is party hereto has all requisite power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”) and the other Credit Documents.

B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement and the other Credit Documents have been duly authorized by all necessary action on the part of each Credit Party.

C. No Conflict. The execution and delivery by each Credit Party of this Amendment and the performance by each Credit Party of the Amended Agreement and the other Credit Documents do not and will not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or limited liability company agreement, other constitutive documents or by-laws of NewPageCo, NewPageHoldCo or any other Credit Party or (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any Contractual Obligation of the applicable Credit Party, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section C., individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (iii) except as permitted under the Amended Agreement, result in or require the creation or imposition of any Lien upon any of the properties or assets of each Credit Party (other than any Liens created under any of the Credit Documents in favor of Collateral Agent on behalf of Lenders), or (iv) require any approval of stockholders or members or any approval or consent of any Person under any Contractual Obligation of each Credit Party, except for such approvals or consents which will be obtained on or before the Third Amendment Effective Date and except for any such approvals or consents the failure of which to obtain will not have a Material Adverse Effect.

D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution and delivery by each Credit Party of this Amendment and the performance by NewPageCo, NewPageHoldCo and the other Credit Parties of the Amended Agreement and the other Credit Documents, except for such actions, consents and approvals the failure to obtain or make could not reasonably be expected to result in a Material Adverse Effect or which have been obtained and are in full force and effect.

E. Binding Obligation. This Amendment and the Amended Agreement have been duly executed and delivered by each of the Credit Parties party thereto and each constitutes a legal, valid and binding obligation of such Credit Party to the extent a party thereto, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 4 of the Amended Agreement are and will be true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

G. Absence of Default. No event has occurred and is continuing or, after giving effect to the terms of this Amendment, will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

SECTION V. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Guarantor hereby confirms that each Credit Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents the payment and performance of all “Obligations” under each of the Credit Documents to which is a party (in each case as such terms are defined in the applicable Credit Document).

Each Guarantor acknowledges and agrees that any of the Credit Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Credit Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

SECTION VI. MISCELLANEOUS

A. Banking Services. Promptly following the date hereof, NewPageCo and the other Credit Parties shall use commercially reasonable efforts to cause all Banking Services provided to the Credit Parties to be provided only by Wells Fargo, Royal Bank of Canada or any of their respective Affiliates, except as Administrative Agent shall otherwise agree in writing.

B. Reference to and Effect on the Credit Agreement and the Other Credit Documents.

(i) On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Amendment”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

(ii) Without limiting any of the amendments to the Credit Agreement or the Pledge and Security Agreement set forth herein, (A) for purposes of the appointment of WFCF as Administrative Agent, any references to GSCP in the other Credit Documents and any Schedules and Exhibits to any of the Credit Documents that refer to GSCP shall be deemed and each such reference shall be amended to mean WFCF and (B) for purposes of the appointment of WFCF as Collateral Agent, any references to JPM in the other Credit Documents and any Schedules and Exhibits to any of the Credit Documents that refer to JPM shall be deemed and each such reference shall be amended to mean WFCF.

(iii) Except as specifically amended by this Amendment, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(iv) The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Credit Documents.

C. Headings. Section and Subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Amendment by telecopier, facsimile or electronic delivery (in pdf format) shall be effective as delivery of a manually executed counterpart of this Amendment.

F. Severability. In the event that any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

NEWPAGE CORPORATION

By:	/s/ Timothy D. Nusbaum
	Name:	Timothy D. Nusbaum
	Title:	Treasurer

NEWPAGE HOLDING CORPORATION

By:	/s/ Timothy D. Nusbaum
	Name:	Timothy D. Nusbaum
	Title:	Treasurer

CHILLICOTHE PAPER INC.
WICKLIFFE PAPER COMPANY LLC
ESCANABA PAPER COMPANY
LUKE PAPER COMPANY
RUMFORD PAPER COMPANY
NEWPAGE ENERGY SERVICES LLC
UPLAND RESOURCES, INC.
RUMFORD COGENERATION, INC.
NEWPAGE CONSOLIDATED PAPERS INC.
NEWPAGE WISCONSIN SYSTEM INC.
NEWPAGE CANADIAN SALES LLC
NEWPAGE PORT HAWKESBURY CORP.
NEWPAGE PORT HAWKESBURY HOLDING LLC

By:	/s/ Timothy D. Nusbaum
	Name:	Timothy D. Nusbaum
	Title:	Treasurer

WELLS FARGO CAPITAL FINANCE, LLC, as Administrative Agent and Collateral Agent and as a Lender

By:	/s/ Alex Lurye
	Name:	Alex Lurye
	Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Peter S. Predun
	Name:	Peter S. Predun
	Title:	Executive Director

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam Seiden
	Name:	Adam Seiden
	Title:	Vice President

UBS LOAN FINANCE LLC, as a Lender

By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

GMAC COMMERCIAL FINANCE LLC, as a Lender

By:	/s/ W. Wakefield Smith
	Name:	W. Wakefield Smith
	Title:	Senior Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Myles Kassin
	Name:	Myles Kassin
	Title:	Director

GOLDMAN SACHS LENDING PARTNERS LLC

By:	/s/ Lauren Day
	Name:	Lauren Day
	Title:	Authorized Signatory

CAPITAL ONE LEVERAGE FINANCE CORP., as a Lender

By:	/s/ Thomas F. Furst
	Name:	Thomas F. Furst
	Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Miles McManus
	Name:	Miles McManus
	Title:	Director and Vice President

FCS FINANCIAL, PCA, as a lender

By:	/s/ Sean Unterreiner
	Name:	Sean Unterreiner
	Title:	Senior Lending Officer